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                         [Perkins Coie LLP Letterhead]
                                                                     EXHIBIT 8.1


                                  June 12, 1998


Amazon.com, Inc.
1516 Second Avenue
Seattle, WA  98101

           RE:       EXCHANGE OFFER RELATING TO 10% SENIOR DISCOUNT
                     NOTES DUE 2008

Ladies and Gentlemen:

           We have acted as counsel to Amazon.com, Inc., a Delaware corporation (the "Company"), in connection with the proceedings related to the offer (the "Exchange Offer") by the Company to exchange its 10% Senior Discount Notes due 2008 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 12, 1998 (together with the Prospectus contained therein and the amendments thereto, the "Registration Statement") for an equal principal amount of outstanding 10% Senior Discount Notes due 2008, which were issued and sold in a transaction exempt from registration under the Act (the "Original Notes"). Capitalized terms used but not defined herein shall have the respective meanings given them in the Registration Statement.

           In connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary. Furthermore, we have relied upon certain statements and representations made by officers of the Company and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

           In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial


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June 12, 1998
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and continuing accuracy of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by officers of the Company and others. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents, and that the transactions related to the exchange of the Exchange Notes for the Original Notes will be consummated in the manner contemplated by the Registration Statement.

           In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

           Based upon and subject to the foregoing, and subject to the discussion and limitations set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the Exchange Offer and the transactions contemplated thereby, such discussion constitutes a fair and accurate summary of the material United States federal income tax consequences (other than consequences that are material to a Holder based on such Holder's particular tax situation) of the exchange of the Exchange Notes for the Original Notes.

           Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the exchange of the Exchange Notes for the Original Notes or the tax consequences of owning or transferring the Exchange Notes.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Registration Statement. In giving such consent, we do not thereby admit that we are


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June 12, 1998
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included in the category of persons whose consent is required under Section
7 of the Act. We disclaim any undertaking to advise you of subsequent changes of the facts as assumed herein or any subsequent changes in applicable law.

                                            Very truly yours,


                                            /s/ PERKINS COIE LLP